SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2012 (August 3, 2011)

NEDAK Ethanol, LLC
(Exact Name of registrant as specified in its charter)

Nebraska	333-130343	20-0568230
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

87590 Hillcrest Road
P.O. Box 391
Atkinson, Nebraska 68713
(Address, including zip code, of principal executive offices)

(402) 925-5570
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e)      Extension of Employment Agreement with Jerome Fagerland.  On August 3, 2011, NEDAK Ethanol, LLC (the “Company”) and Jerome Fagerland, the Company’s President and General Manager, entered into an Extension of Employment Agreement (the “Extension Agreement”) pursuant to which the parties extended the term of the Employment Agreement dated October 30, 2007 between the Company and Mr. Fagerland (the “Employment Agreement”) for an additional two-year period.  The Employment Agreement had an initial term of four years set to expire October 31, 2011; however, the Employment Agreement provided that it could be extended for two additional two-year periods upon the written consent of both parties.  A copy of the Employment Agreement was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 2, 2007.

         Pursuant to the terms of the Extension Agreement, the Employment Agreement will expire October 31, 2013 unless extended for an additional two-year period upon the written consent of both parties.  All other terms of the Employment Agreement remain in effect.  A copy of the Extension Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

10.1      Extension to Employment Agreement dated August 3, 2011 by and between NEDAK Ethanol, LLC and Jerome Fagerland

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2012	NEDAK ETHANOL, LLC

	By:	/s/ Jerome Fagerland
Jerome Fagerland
President and General Manager

EXHIBIT INDEX

Exhibit No.	Description
10.1	Extension to Employment Agreement dated August 3, 2011 by and between NEDAK Ethanol, LLC and Jerome Fagerland